UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 6, 2002
(Date of earliest event reported)

SPARTAN STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Commission File Number: 000-31127
Michigan (State or Other Jurisdiction) of Incorporation or Organization)	38-0593940 (IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518 (Zip Code)

Registrant's telephone number, including area code: (616) 878-2000

Item 7.        Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

	99.1	Spartan Stores, Inc. Presentation

Item 9.        Regulation FD Disclosure

                    The Spartan Stores, Inc. presentation materials attached as Exhibit 99.1 to this Form 8-K are for use by Spartan Stores in presentations to analysts and other interested persons.

                    These presentation materials will be used at the Food and Drug Retail Conference sponsored by Credit Suisse First Boston in New York, New York on February 6 and 7, 2002. James B. Meyer, Chairman, President and Chief Executive Officer, and David M. Staples, Executive Vice President and Chief Financial Officer, are scheduled to speak at the conference on Wednesday, February 6, 2002 during the period from 2:00 to 2:45 p.m.

                    A live webcast of the presentations at this conference will be available on the Credit Suisse First Boston website at www.csfb.com/conferences/food_drug/agenda_wednesday.html. Spartan Stores has been informed that an on-demand replay of Spartan Stores' presentation will be available on the Credit Suisse First Boston website approximately 24 hours after the presentation for a total of 30 days. Please visit this website to get updated information on the conference. A live webcast of Spartan Stores' presentation also will be available on the Spartan Stores website at www.spartanstores.com. An on-demand replay of Spartan Stores' presentation is expected to be available on the Spartan Stores' website approximately 24 hours after the presentation. Click on "Investor Information" and follow the links to the webcast.

                    This Report and the Exhibit are furnished, not filed.

Forward Looking Statements

This Report, the Exhibit and the presentation at the conference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identifiable by words or phrases indicating that Spartan Stores or management "expects," "anticipates," "projects," "estimates," "plans" or "believes" that a particular occurrence "may result" or "will likely result" or that a particular event "may occur" or "will likely occur" in the future, or similarly stated expectations. Forward-looking statements are necessarily statements of belief as to the expected outcomes of future events. You should not place undue reliance on these forward-looking statements, which speak only as of the date and time the statement is made. Actual results could materially differ from those expressed or implied by forward-looking statements.

In addition to other risks and uncertainties described in the Exhibit and the presentation, in Spartan Stores' Annual Report on Form 10-K for the year ended March 31, 2001 and in other periodic reports filed with the Securities and Exchange Commission, there are many important factors that could cause actual results to be materially different from Spartan Stores' stated expectations, including but not limited to: competitive pressures among food retail and distribution companies; the acquisitions of Seaway Food Town, Inc. and Prevo's Family Markets, Inc.; the integration of the business operations of the retail stores and other businesses acquired by Spartan Stores; future business acquisitions, including additional retail stores; difficulties in the operation of the retail grocery segment; difficulties in assimilation of acquired personnel, operations, systems or procedures; inability to realize synergies in the amounts or within the time frame expected by management; adverse effects on existing business relationships with independent retail grocery store customers; difficulties in the retention or hiring of employees for the acquired businesses; labor shortages, stoppages or disputes; business divestitures; increased transportation or fuel costs; current or future lawsuits and administrative proceedings; additional borrowings for retail store acquisitions; interest rate changes; cigarette inventory levels; retail property sales; the volume of notes receivable; bankruptcy filings by customers or suppliers; and the amount of fees received on delinquent accounts. Furthermore, events resulting from the terrorist attacks of September 11 create considerable economic and political uncertainties which could have adverse effects on consumer buying behavior, fuel costs, shipping and transportation, product imports and other factors affecting Spartan Stores and the grocery industry generally.

Spartan Stores undertakes no obligation to update or revise these forward-looking statements to reflect events or conditions after the date the statements are made.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2002	SPARTAN STORES, INC. (Registrant)

By/s/ Alex J. DeYonker
Alex J. DeYonker Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Spartan Stores, Inc. Presentation